Exhibit 99.1

AGILYSYS ANNOUNCES 17th CONSECUTIVE RECORD REVENUE QUARTER OF $82.9M AND FULL YEAR RECORD REVENUE OF $319.3M

Annual Revenue Includes Recurring Revenue of $205.9M and Subscription Revenue Growth of 30.2%

Annual Record Adjusted EBITDA of $67.7M and Free Cash Flow of $68.1M

Annual Revenue Expected To Grow To $365M to $370M In Fiscal 2027 Including Subscription Revenue Growth of At Least 30% and Full Year Adjusted EBITDA of 24%

ALPHARETTA, GA – May 18, 2026 - Agilysys, Inc. (NASDAQ: AGYS), a leading global provider of hospitality software solutions and services, today reported results for its fiscal 2026 fourth quarter and full year ending March 31, 2026.

Summary of Fiscal 2026 Fourth Quarter Financial Results

•
Total net revenue increased 11.7% to a record $82.9 million compared to total net revenue of $74.3 million in the comparable prior-year period.
•
Recurring revenue (comprised of subscription and maintenance charges) was a record $54.4 million, or 65.5% of total net revenue, compared to $46.2 million, or 62.2% of total net revenue for the same period in fiscal 2025. Subscription revenue increased 24.1% year-over-year and was 68.0% of total recurring revenue compared to 64.4% of total recurring revenue in the fourth quarter of fiscal 2025.
•
Gross margin was 64.4% in the fiscal 2026 fourth quarter compared to 60.7% in the comparable prior-year period.
•
Net income in the fiscal 2026 fourth quarter was $12.3 million, or $0.43 per diluted share, compared to $3.9 million, or $0.14 per diluted share, in the comparable prior-year period.
•
Adjusted EBITDA (non-GAAP) was a record $21.5 million compared to $14.8 million in the comparable prior-year period (reconciliation included in financial tables).
•
Adjusted diluted EPS (non-GAAP) was $0.63 per share in the fiscal 2026 fourth quarter compared to $0.54 per share in the comparable prior-year period (reconciliation included in financial tables).
•
Free cash flow (non-GAAP) in the fiscal 2026 fourth quarter was a record $35.4 million compared to free cash flow of $26.5 million in the fiscal 2025 fourth quarter (reconciliation included in financial tables). Ending cash balance was $116.9 million compared to ending cash balance of $73.0 million as of fiscal 2025 year-end.

Summary of Full Fiscal Year 2026 Financial Results

•
Total net revenue increased 15.9% to a record $319.3 million compared to total net revenue of $275.6 million in the comparable prior-year period.
•
Recurring revenue (comprised of subscription and maintenance charges) was a record $205.9 million, or 64.5% of total net revenue, compared to $170.1 million, or 61.7% of total net revenue, for fiscal year 2025. Subscription revenue increased 30.2% year-over-year and was 66.6% of total recurring revenue compared to 61.9% of total recurring revenue in fiscal year 2025.
•
Gross margin was 62.6% in fiscal year 2026 compared to 62.4% in the comparable prior-year period.
•
Net income in fiscal year 2026 was $38.8 million, or $1.37 per diluted share, compared to $23.2 million, or $0.82 per diluted share, in the comparable prior-year period.
•
Adjusted EBITDA (non-GAAP) was a record $67.7 million compared to $53.8 million in the comparable prior-year period (reconciliation included in financial tables).
•
Adjusted diluted EPS (non-GAAP) was a record $1.79 per share in fiscal year 2026 compared to $1.55 per share in the comparable prior-year period (reconciliation included in financial tables).
•
Free cash flow (non-GAAP) in fiscal year 2026 was a record $68.1 million compared to free cash flow of $52.3 million in fiscal year 2025 (reconciliation included in financial tables).

Ramesh Srinivasan, President and CEO of Agilysys, commented, “We are pleased to announce a 17th consecutive record revenue quarter of $82.9 million, including 24.1% subscription revenue growth and services revenue of $18.2 million. Full fiscal year 2026 revenue was a record $319.3 million which included 30.2% year-over-year subscription revenue growth.

“Fiscal 2026 full year sales was an all-time record, which concluded with an excellent record high sales quarter. Subscription sales grew by an impressive 29% over the previous best prior year and will continue to drive subscription revenue growth momentum throughout Fiscal 2027.

Srinivasan continued, “Sweeping AI related changes across the entire organization, especially in R&D, are helping us to improve operating leverage across several business areas and increase the pace of competitive product differentiation of our hospitality focused software solution ecosystem. During the quarter, taking advantage of our deep hospitality software domain knowledge, AI related technology advances available for use today and the potential for deep integration with the rest of our core products including PMS, we began development on and recently announced the launch of a couple of new entirely AI-native software modules - revenue intelligence and CRS - which fill current gaps in our hospitality software solutions ecosystem.

"Fiscal 2026 was an outstanding year across all crucial major metrics, including record shattering sales and world class customer retention levels, which has positioned us well for another record year in Fiscal 2027. We expect Fiscal 2027 full year annual revenue to be in the range of $365 to $370 million and fiscal year 2027 to be the third consecutive year of at least 30% subscription revenue growth. We expect adjusted EBITDA as a percentage of revenue to grow to 24% for the full year from the 21.2% achieved during fiscal 2026. Overall, we are very pleased with our current competitive positioning and expect to continue our disciplined growth march with increasing revenue and profitability levels,” Srinivasan concluded.

Fiscal 2027 Outlook

The Company expects full year Fiscal 2027 revenue to be $365 million to $370 million, including at least 30% year-over-year subscription revenue growth. Adjusted EBITDA is expected to be 24% of revenue for the full fiscal year.

Dave Wood, Chief Financial Officer, commented, “Fiscal 2026 was a record-breaking year for us in multiple ways. The sales momentum throughout the fiscal year has carried us into Fiscal 2027 well positioned to achieve another year of record revenue and profitability levels. The consistency of execution across the company has delivered a product suite that continues to generate significant market demand; driving increased sales momentum, excitement about the additional opportunities from artificial intelligence capabilities and an eagerness to implement the ecosystem of solutions. The Fiscal 2027 execution plan will drive yet another year of success for Agilysys, its employees, partners, and customers.”

2026 Fourth Quarter Conference Call and Webcast

Agilysys is hosting a conference call and webcast today, May 18, 2026, at 4:30 p.m. ET. Both the call and the webcast are open to the public. Interested parties can register for the call at https://register-conf.media-server.com/register/BI0900da26d01f47a7bbcc23adc3a9ce57. After registration, an email confirmation with a personalized PIN will be provided along with further access details. Please plan to register 15 minutes prior to the presentation to receive confirmation and further instruction in a timely manner.

Interested parties can also access the conference call live through the Events and Presentations section of the Investor Relations page of Agilysys.com. Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Forward-Looking Language

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “outlook,” “forecast,” “preliminary,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “would,” “could,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, our revenue, subscription revenue and Adjusted EBITDA guidance for the 2027 fiscal year.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated herein and in other filings and statements include, among others, the impact macroeconomic factors may have on the overall business environment, our ability to achieve our fiscal 2027 guidance, maintaining sales momentum, the use of AI to improve operating leverage, and the Risk Factors described in the Company’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K and Form 10-Q. Additionally, references to "record" financial and business levels in this document refer only to the time period after Agilysys made the transformation to an entirely hospitality focused software solutions company in FY2014.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement that may be made from time to time, whether written or oral, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Information

To supplement the unaudited consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include EBITDA, Adjusted EBITDA, adjusted net income, adjusted basic earnings per share, adjusted diluted earnings per share and free cash flow. Management believes that such information can enhance investors’ understanding of the Company’s ongoing operations.

The Company has included the following non-GAAP financial measures in this press release: adjusted net income, adjusted basic earnings per share and adjusted diluted earnings per share. The Company believes these non-GAAP financial measures provide valuable insight into the Company’s overall profitability from core operations before certain non-cash and non-recurring charges. The Company defines adjusted net income as net income before amortization expense (including amortization of developed technology), share-based compensation, convertible preferred stock issuance costs, and one-time charges including severance and other charges, impairments and legal settlements, less the related income tax effect of these adjustments, as applicable, and defines adjusted earnings per share as adjusted net income divided by basic and diluted weighted average shares outstanding.

See the accompanying tables below for the definitions and reconciliation of these non-GAAP measures to the most closely related GAAP measures.

About Agilysys

Agilysys exclusively delivers state-of-the-art hospitality software solutions and services that help organizations go beyond what they can accomplish with traditional property management systems (PMS), point-of-sale (POS) solutions and food and beverage inventory and procurement systems (F&B I&P). Modern, state-of-the-art solutions work standalone to provide best-in-class capabilities, or together in a coordinated ecosystem that unifies data and workflows across and among properties, to equip staff members to delight guests, improve efficiency and grow margins. The Agilysys 100% hospitality customer base includes branded and independent hotels; multi-amenity resorts; casinos; property, hotel and resort management companies; cruise lines; corporate dining providers; higher education campus dining providers; food service management companies; hospitals; lifestyle communities; senior living facilities; stadiums; and theme parks. Agilysys operates across the Americas, Europe, the Middle East, Africa, Asia-Pacific, and India with headquarters located in Alpharetta, GA. For more information visit Agilysys.com.

# # #

Investor Contact:

Jessica Hennessy

Vice President of Operations & Investor Relations

Agilysys, Inc.

770-810-6116 or investorrelations@agilysys.com

- Financial tables follow -

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,		Year Ended March 31,
(In thousands, except per share data)	2026	2025	2026	2025
Net revenue:
Products	$10,437	$10,247	$41,168	$41,324
Subscription and maintenance	54,355	46,198	205,941	170,051
Professional services	18,154	17,827	72,203	64,249
Total net revenue	82,946	74,272	319,312	275,624
Cost of goods sold:
Products	6,167	6,073	24,349	22,055
Subscription and maintenance	10,779	10,998	42,521	37,464
Professional services	12,581	12,150	52,519	44,117
Total cost of goods sold	29,527	29,221	119,389	103,636
Gross profit	53,419	45,051	199,923	171,988
Gross profit margin	64.4%	60.7%	62.6%	62.4%
Operating expenses:
Product development	18,538	16,562	72,746	62,411
Sales and marketing	9,095	8,322	39,776	33,144
General and administrative	10,465	10,659	42,217	40,832
Depreciation of fixed assets	922	941	3,840	3,679
Amortization of internal-use software and intangibles	1,438	1,082	5,745	3,859
Other (gains) charges, net	242	2,030	(7,683)	4,628
Legal settlements, net	106	145	267	844
Total operating expense	40,806	39,741	156,908	149,397
Operating income	12,613	5,310	43,015	22,591
Other income (expense):
Interest income	714	489	1,992	3,782
Interest expense	(190)	(413)	(493)	(1,529)
Other income (expense), net	1,828	(13)	3,894	791
Income before taxes	14,965	5,373	48,408	25,635
Income tax provision	2,671	1,448	9,617	2,410
Net income	$12,294	$3,925	$38,791	$23,225

Weighted average shares outstanding - basic	28,048	27,740	27,923	27,518

Net income per share - basic:	$0.44	$0.14	$1.39	$0.84

Weighted average shares outstanding - diluted	28,417	28,282	28,389	28,257

Net income per share - diluted:	$0.43	$0.14	$1.37	$0.82

AGILYSYS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)	March 31, 2026 (Unaudited)	March 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$116,894	$73,041
Accounts receivable, net of allowance for expected credit losses of $1,105 and $627, respectively	43,069	31,529
Contract assets	4,438	4,523
Inventories	7,529	5,174
Prepaid expenses and other current assets	12,201	9,260
Total current assets	184,131	123,527
Property and equipment, net	13,950	16,718
Operating lease right-of-use assets	13,823	17,114
Goodwill	133,908	130,640
Intangible assets, net	66,359	70,802
Deferred income taxes, non-current	58,069	66,520
Other non-current assets	11,288	9,049
Total assets	$481,528	$434,370
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,445	$12,388
Contract liabilities	83,009	70,654
Accrued liabilities	24,333	22,324
Operating lease liabilities, current	5,323	5,658
Total current liabilities	125,110	111,024
Deferred income taxes, non-current	10,144	10,986
Operating lease liabilities, non-current	13,721	17,304
Debt, non-current	—	24,000
Other non-current liabilities	5,762	5,170
Commitments and contingencies
Shareholders' equity:
Common shares, without par value, at $0.30 stated value; 80,000,000 shares authorized; 33,342,288 shares issued; and 28,166,478 and 28,015,775 shares outstanding at March 31, 2026 and March 31, 2025, respectively	10,003	10,003
Treasury shares, 5,175,810 and 5,326,513 at March 31, 2026 and March 31, 2025, respectively	(1,554)	(1,600)
Capital in excess of stated value	131,632	109,785
Retained earnings	199,771	160,980
Accumulated other comprehensive loss	(13,061)	(13,282)
Total shareholders' equity	326,791	265,886
Total liabilities and shareholders' equity	$481,528	$434,370

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Year Ended
	March 31,
(In thousands)	2026	2025

Operating activities
Net income	$38,791	$23,225
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (gain) on asset disposals	9	25
Depreciation of fixed assets	3,840	3,679
Amortization of internal-use software and intangibles	5,745	3,859
Amortization of developed technology acquired	665	461
Deferred income taxes	6,924	434
Share-based compensation	21,818	17,777
Changes in operating assets and liabilities:
Accounts receivable	(11,414)	(565)
Contract assets	100	(2,227)
Inventory	(2,352)	(556)
Prepaids and other current assets	(2,898)	(84)
Accounts payable	74	2,185
Contract liabilities	11,829	5,730
Accrued liabilities	(1,541)	383
Income taxes payable, net	454	(106)
Other changes, net	(2,047)	908
Net cash provided by operating activities	69,997	55,128
Investing activities
Cash paid for business combination, net of cash acquired	—	(145,756)
Capital expenditures	(1,848)	(2,783)
Proceeds from sale of assets	—	—
Additional investments in corporate-owned life insurance policies	—	(27)
Net cash used in investing activities	(1,848)	(148,566)
Financing activities
Payment of preferred stock dividends	—	—
Debt proceeds, net of issuance costs	—	49,645
Debt repayments	(24,000)	(26,000)
Proceeds from Employee Stock Purchase Plan purchases	1,476	1,026
Repurchase of common shares to satisfy employee tax withholding	(1,943)	(2,743)
Principal payments under long-term obligations	—	—
Net cash provided by (used in) financing activities	(24,467)	21,928
Effect of exchange rate changes on cash	171	(340)
Net increase (decrease) in cash and cash equivalents	43,853	(71,850)
Cash and cash equivalents at beginning of period	73,041	144,891
Cash and cash equivalents at end of period	$116,894	$73,041

AGILYSYS, INC.

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
(In thousands)	2026	2025	2026	2025
Net income	$12,294	$3,925	$38,791	$23,225
Income tax provision	2,671	1,448	9,617	2,410
Income before taxes	14,965	5,373	48,408	25,635
Depreciation of fixed assets	922	941	3,840	3,679
Amortization of internal-use software and intangibles	1,438	1,082	5,745	3,859
Amortization of developed technology acquired	167	160	665	461
Interest expense (income), net	(524)	(76)	(1,499)	(2,253)
EBITDA (a)	16,968	7,480	57,159	31,381
Share-based compensation	6,020	5,121	21,818	17,777
Other (gains) charges, net	242	2,030	(7,683)	4,628
Other non-operating (income) expense, net	(1,828)	13	(3,894)	(791)
Legal settlements, net	106	145	267	844
Adjusted EBITDA (b)	$21,508	$14,789	$67,667	$53,839

(a) EBITDA, a non-GAAP financial measure, is defined as net income before income taxes, interest income (net of interest expense), depreciation and amortization (including amortization of developed technology)

(b) Adjusted EBITDA, a non-GAAP financial measure, is defined as net income before income taxes, interest income (net of interest expense), depreciation and amortization (including amortization of developed technology), and excluding charges relating to i) share-based compensation, ii) other (gains) and charges, net, iii) other non-operating expense (income), and iv) legal settlements

AGILYSYS, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME FOR ADJUSTED EARNINGS PER SHARE

(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
(In thousands)	2026	2025	2026	2025
Net income	$12,294	$3,925	$38,791	$23,225
Amortization of developed technology acquired	167	160	665	461
Amortization of internal-use software and intangibles	1,438	1,082	5,745	3,859
Share-based compensation	6,020	5,121	21,818	17,777
Other (gains) charges, net	242	2,030	(7,683)	4,628
Legal settlements, net	106	145	267	844
Tax events (a)	(457)	4,296	(2,032)	(1,669)
Income tax adjustments	(1,840)	(1,533)	(6,810)	(5,322)
Adjusted net income (b)	$17,970	$15,226	$50,761	$43,803

Basic weighted average shares outstanding	28,048	27,740	27,923	27,518
Diluted weighted average shares outstanding	28,417	28,282	28,389	28,257

Adjusted basic earnings per share (c)	$0.64	$0.55	$1.82	$1.59
Adjusted diluted earnings per share (c)	$0.63	$0.54	$1.79	$1.55

(a) Tax events include excess tax benefits or expense related to share-based compensation, release of valuation allowances against deferred income taxes, and changes in uncertain tax positions

(b) Adjusted net income, a non-GAAP financial measure, is defined as net income before amortization expense (including amortization of developed technology), share-based compensation, other (gains) and charges, net, and legal settlements, less the related income tax effect of these adjustments, as applicable, at the Company’s current combined federal and state income statutory tax rate and, as defined under (a) above, tax events

(c) Adjusted earnings per share, a non-GAAP financial measure, is defined as adjusted net income divided by basic and diluted weighted average shares outstanding

AGILYSYS, INC.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
(In thousands)	2026	2025	2026	2025
Net cash provided by operating activities	$35,835	$27,152	$69,997	$55,128
Capital expenditures	(424)	(701)	(1,848)	(2,783)
Free cash flow (a)	$35,411	$26,451	$68,149	$52,345

(a) Free cash flow, a non-GAAP financial measure, is defined as net cash provided by operating activities, less capital expenditures